Exhibit 99.1

For Immediate Release

Editorial Contacts:

Joe Greenhalgh, Investor Relations – USA (510) 713-4430

Nancy Morrison, Corporate Communications – USA (510) 713-4948

Ben Starkie, Public Relations – Europe +41-(0) 79-292-3499

Logitech to Restate Prior Financial Statements

No Material Impact on Fiscal Year 2013 or 2014 Results, No Change to Cash Balance

NEWARK, Calif. — Sept. 3, 2014 and LAUSANNE, Switzerland, Sept. 4, 2014 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced that based on findings of the previously disclosed investigation and related work, the Audit Committee of its Board of Directors has determined that Logitech previously issued financial statements for Fiscal Years 2011 and 2012 and the first quarter of Fiscal Year 2012 can no longer be relied on. This is due to an accounting misstatement for inventory valuation reserves for Logitech’s discontinued Revue product. Accordingly, the Company will restate these financial statements as part of its Fiscal Year 2014 10-K filing. The company has discussed the matter relating to the restatement with its independent registered public accounting firm, PricewaterhouseCoopers LLP.

The restatement will reflect an increase in the provision for inventory reserves during the fourth quarter of Fiscal Year 2011 related to the Revue product, and a corresponding decrease in the provision for inventory reserves for the same amount in the first quarter of Fiscal Year 2012. This shift will cause a decrease in operating income in Fiscal Year 2011 and a corresponding increase in operating income for the same amount in Fiscal Year 2012. In connection with the restatement, there will be other corrections to the financial statements, none of which are material to the respective years. Logitech is finalizing the total amount of these adjustments. The restatement is not expected to materially impact Fiscal Years 2013 or 2014. There is no impact on the Company’s cash and cash equivalent balances reported in any of these years.

The Audit Committee is continuing its investigation with respect to the specific subject matter of the restatement, which is expected to be completed over the next several weeks. In addition, the Company is working to evaluate the impact of the restatement and final results of the investigation on its internal controls over financial reporting. The Company is working to complete and file its 10-K and annual report for Fiscal Year 2014 and 10-Q for the first quarter of Fiscal Year 2015 as soon as possible.

Logitech to Restate Prior Financial Statements – Page 2

About Logitech

Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

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This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: the anticipated timing for completing the Audit Committee’s independent investigation; the anticipated timing for filing the fiscal year 2014 annual report on Form 10-K and annual report and the first quarter of fiscal year 2015 quarterly report on Form 10-Q; the impact and materiality of the restatement on and other corrections to the Company’s financial statements; and enhancement of internal controls. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if there is an unanticipated delay in completing the Audit Committee’s independent investigation, the fiscal Year 2014 audit of financial statements and internal controls or the first quarter of fiscal year 2015 accounting review. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013 and available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGIIR)